EXHIBIT 4.3

FORM OF FIRST ADDITIONAL INVESTMENT RIGHT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OR QUALIFICATION UNDER SAID ACT OR (III) SUCH TRANSFER BEING MADE PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TEJON RANCH CO.

ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No.: 1-

Number of Shares:

Date of Issuance: May 6, 2004 (“Issuance Date”)

Tejon Ranch Co., a Delaware corporation (the “Company”), hereby certifies that, for value received, the receipt and sufficiency of which are hereby acknowledged, [SMITHFIELD FIDUCIARY LLC][OTHERS] or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof, but not after 11:59 p.m., New York City time, on the Expiration Date (as defined below),              (            )1 fully paid nonassessable shares of Common Stock (as defined below) (the “Additional Investment Right Shares”). Except as otherwise defined herein, capitalized terms in this Additional Investment Right shall have the meanings set forth in Section 15. This Additional Investment Right (including all Additional Investment Rights issued in exchange, transfer or replacement hereof, the “Additional Investment Rights”) is one of the Additional Investment Rights (the “SPA Additional Investment Rights”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of May 5, 2004 (the “Initial Issuance Date”), among the Company and the purchasers (the “Purchasers”) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF ADDITIONAL INVESTMENT RIGHT.

a. Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Additional Investment Right may be exercised by the Holder on any day, in whole or in part (provided that if exercised in part, it must be exercised for no less than              2, or if fewer, the remaining number of Additional Investment Right Shares issuable hereunder), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Additional Investment Right, (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Additional Investment Right Shares as to which this Additional Investment Right is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The date the Exercise Notice and the Aggregate Exercise Price are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Additional Investment Right in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Additional Investment Right Shares shall have the same effect as cancellation of the original Additional Investment Right and issuance of a new Additional Investment Right evidencing the right to purchase the remaining number of Additional Investment Right Shares. On or before the first Business Day following the Exercise Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice and the Aggregate Exercise Price to the Holder and the

[1]	Insert number equal to the Holder's pro rata portion of the number of shares obtained by the quotient of (x) $10 million and (y) $32.41
[2]	Insert number equal to 20% of the number of Additional Investment Right Shares originally subject to this Additional Investment Right.

Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the Exercise Date, the Company shall (X) issue and deliver to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, or (Y) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. On the Exercise Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Additional Investment Right Shares with respect to which this Additional Investment Right has been exercised, irrespective of the date of delivery of the certificates evidencing such Additional Investment Right Shares. Upon surrender of this Additional Investment Right to the Company following one or more partial exercises, the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of the Additional Investment Right and at its own expense, issue a new Additional Investment Right (in accordance with Section 7(d)) representing the right to purchase the number of Additional Investment Right Shares purchasable immediately prior to such exercise under this Additional Investment Right, less the number of Additional Investment Right Shares with respect to which this Additional Investment Right is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Additional Investment Right, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Additional Investment Right Shares upon exercise of this Additional Investment Right.

b. Exercise Price. For purposes of this Additional Investment Right, “Exercise Price” means $32.41, subject to adjustment as provided herein.

c. Company’s Failure to Timely Deliver Shares Subject to Section 1(f), if the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of the Exercise Date, a certificate for the number of shares of Common Stock to which the Holder is entitled or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Additional Investment Right and the Holder is damaged by such delay, the Company shall pay as additional damages in cash to the Holder on each day after such third Business Day that the issuance of such Common Stock is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Common Stock to the Holder without violating Section 1(a).

d. Absolute and Unconditional Obligation. The Company’s obligations to issue and deliver Additional Investment Right Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Additional Investment Right Shares upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

e. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Additional Investment Right Shares, the Company shall promptly issue to the Holder the number of Additional Investment Right Shares that are not disputed and resolve such dispute in accordance with Section 12.

f. Limitations on Exercises.3 The Company shall not effect the exercise of this Additional Investment Right, and no Person (as defined below) who is the Holder shall have the right to exercise this Additional Investment Right, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Additional Investment Right with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Additional Investment Right beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Additional Investment Right, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Additional Investment Rights, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

[3]	This Section 1(f) shall not be included in the Third Avenue Trust Additional Investment Rights.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF ADDITIONAL INVESTMENT RIGHT SHARES. The Exercise Price and the number of Additional Investment Right Shares shall be adjusted from time to time as follows:

a. Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Additional Investment Right subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Additional Investment Right Shares will be proportionately increased. If the Company at any time after the date of issuance of this Additional Investment Right combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Additional Investment Right Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

b. Other Events. Except with respect to items disclosed in any SEC Document, if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Additional Investment Right Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Additional Investment Right Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time while only Additional Investment Rights are outstanding, then, in each such case:

a. any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the Common Stock on the Trading Day immediately preceding such record date; and

b. the number of Additional Investment Right Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of common stock (“Other Common Stock”) of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Stock in lieu of an increase in the number of Additional Investment Right Shares, the terms of which shall be identical to those of this Additional Investment Right, except that such warrant shall be exercisable into the number of shares of Other Common Stock that would have been payable to the Holder pursuant to the Distribution had the holder exercised this Additional Investment Right immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Additional Investment Right was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Additional Investment Right Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; ORGANIC CHANGE.

a. Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time while the Additional Investment Rights are outstanding, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Additional Investment Right (without regard to any limitations on the exercise of this Additional Investment Right) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

b. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of SPA Additional Investment Rights representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Additional Investment Rights then outstanding) to deliver to the Holder in exchange for this Additional Investment Right, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Additional Investment Right and reasonably satisfactory to the Holder (including, an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Additional Investment Right (without regard to any limitations on the exercise of this Additional Investment Right), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the Holder may elect to treat such Person as the Acquiring Entity for purposes of this Section 4(b). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of SPA Additional Investment Rights representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Additional Investment Rights then outstanding) to insure that the Holder thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Additional Investment Right (without regard to any limitations on the exercise of this Additional Investment Right), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Additional Investment Right as of the date of such Organic Change (without regard to any limitations on the exercise of this Additional Investment Right).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, and will at all times in good faith carry out all the provisions of this Additional Investment Right and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Additional Investment Right above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Additional Investment Right, and (iii) will, so long as any of the SPA Additional Investment Rights are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the SPA Additional Investment Rights, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Additional Investment Rights then outstanding (without regard to any limitations on exercise).

6. HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as the Holder, shall not be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Additional Investment Right be construed to confer upon the Holder, solely in such Person’s capacity as a Holder, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Additional Investment Right Shares which such Person is then entitled to receive upon the due exercise of this Additional Investment Right. In addition, nothing contained in this Additional Investment Right shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Additional Investment Right or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF ADDITIONAL INVESTMENT RIGHTS.

a. Transfer of Additional Investment Right. This Additional Investment Right may be offered for sale, sold, transferred or assigned in whole or in part (provided that if transferred in part, the amount transferred must be no less than             4, or if fewer, the remaining number of Additional Investment Right Shares issuable hereunder) without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement. If this Additional Investment Right is to be transferred, the holder shall surrender this Additional Investment Right to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Additional Investment Right (in accordance with Section 7(c)), registered as the Holder may request, representing the right to purchase the number of Additional Investment Right Shares being transferred by the Holder and, if less than the total number of Additional Investment Right Shares then underlying this Additional Investment Right is being transferred, a new Additional Investment Right (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Additional Investment Right Shares not being transferred.

b. Lost, Stolen or Mutilated Additional Investment Right. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Additional Investment Right, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Additional Investment Right, the Company shall execute and deliver to the Holder a new Additional Investment Right (in accordance with Section 7(c)) representing the right to purchase the Additional Investment Right Shares then underlying this Additional Investment Right.

c. Additional Investment Right Exchangeable for Multiple Additional Investment Rights. This Additional Investment Right is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Additional Investment Right or Additional Investment Rights (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Additional Investment Right Shares then underlying this

[4]	Insert number equal to 20% of the number of Additional Investment Right Shares originally subject to this Additional Investment Right.

Additional Investment Right, and each such new Additional Investment Right will represent the right to purchase such portion of such Additional Investment Right Shares as is designated by the Holder at the time of such surrender; provided, however, that no Additional Investment Rights for fractional shares of Common Stock shall be given.

d. Issuance of New Additional Investment Rights. Whenever the Company is required to issue a new Additional Investment Right pursuant to the terms of this Additional Investment Right, such new Additional Investment Right (i) shall be of like tenor with this Additional Investment Right, (ii) shall represent, as indicated on the face of such new Additional Investment Right, the right to purchase the Additional Investment Right Shares then underlying this Additional Investment Right (or in the case of a new Additional Investment Right being issued pursuant to Section 7(a) or Section 7(c), the Additional Investment Right Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Additional Investment Rights issued in connection with such issuance, does not exceed the number of Additional Investment Right Shares then underlying this Additional Investment Right), (iii) shall have an issuance date, as indicated on the face of such new Additional Investment Right which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Additional Investment Right.

8. NOTICES. Whenever notice is required to be given under this Additional Investment Right, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Additional Investment Right, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Additional Investment Right may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of SPA Additional Investment Rights representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Additional Investment Rights then outstanding; provided that no such action may increase the exercise price of any SPA Additional Investment Right or decrease the number of shares or class of stock obtainable upon exercise of any SPA Additional Investment Right without the written consent of the holder of this Additional Investment Right. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Additional Investment Rights then outstanding.

10. GOVERNING LAW. This Additional Investment Right shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Additional Investment Right shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Additional Investment Right shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Additional Investment Right are for convenience of reference and shall not form part of, or affect the interpretation of, this Additional Investment Right.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Additional Investment Right Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Additional Investment Right Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Additional Investment Right Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Additional Investment Right shall be cumulative and in addition to all other remedies available under this Additional Investment Right, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Additional Investment Right. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. CERTAIN DEFINITIONS. For purposes of this Additional Investment Right, the following terms shall have the following meanings:

a. “Bloomberg” means Bloomberg Financial Markets.

b. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

c. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

d. “Common Stock” means (i) the Company’s common stock, $0.50 par value per share and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

e. “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

f. “Effective Date” means the date on which the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective by the SEC.

g. “Expiration Date” means the date that is 90 days following, but not including, the Effective Date; provided, however, if, at any time after the Effective Date and prior to the original Expiration Date the Registration Statement is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) (including during an Allowable Grace Period (as defined in the Registration Rights Agreement)), such original Expiration Date shall automatically be extended by such number of days after the Effective Date and prior to the original Expiration Date that the Registration Statement was not effective and available for the resale of all of the Registrable Securities.

h. “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

i. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

j. “Principal Market” means the New York Stock Exchange.

k. “Registration Rights Agreement” means that certain registration rights agreement dated the Initial Issuance Date by and among the Company and the Purchasers.

l. “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City Time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed as of the Issuance Date set out above.

TEJON RANCH CO.

By:

Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

ADDITIONAL INVESTMENT RIGHT

TEJON RANCH CO.

To: Tejon Ranch Co.

The undersigned is the holder of Additional Investment Right No. 1-         (the “Additional Investment Right”) issued by Tejon Ranch Co. a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Additional Investment Right.

1. The Additional Investment Right is currently exercisable to purchase a total of                  Additional Investment Right Shares.

2. The undersigned holder hereby exercises its right to purchase                  Additional Investment Right Shares pursuant to the Additional Investment Right.

3. The holder shall pay the sum of $                 to the Company in accordance with the terms of the Additional Investment Right.

4. Immediately upon exercise hereunder, the holder (and its affiliates) shall not beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise.5

5. Pursuant to this exercise, the Company shall deliver to the holder              Additional Investment Right Shares in accordance with the terms of the Additional Investment Right.

6. Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of                  Additional Investment Right Shares.

Please issue the Additional Investment Right Shares in the following name and to the following address:

Issue to:

Name of Broker (if any):

Phone Number:

5 This item 4 shall not be included in the Third Avenue Trust Additional Investment Rights.

Account Number::

(if electronic book entry transfer)

DTC Participant Number:

(if electronic book entry transfer)

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Mellon Investor Services LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 5, 2004 from the Company and acknowledged and agreed to by Mellon Investor Services LLC.

TEJON RANCH CO.

By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Additional Investment Right]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  the right represented by the within Additional Investment Right to purchase                  shares of Common Stock of Tejon Ranch Co. to which the within Additional Investment Right relates and appoints                      attorney to transfer said right on the books of Tejon Ranch Co., with full power of substitution in the premises.

Dated:                    ,

(Signature must conform in all respects to name of holder as specified on the face of the Additional Investment Right)

Address of Transferee

In the presence of: